Filed Pursuant to Rule 424(b)(5)
Registration No. 333-294689

PROSPECTUS SUPPLEMENT (to Prospectus dated March 27, 2026)

Avis Budget Group, Inc.

5,000,000 Shares of Common Stock

We have entered into an equity distribution agreement (the “equity distribution agreement”) with Barclays Capital Inc., BofA Securities, Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, a “sales agent” and collectively, the “sales agents”), relating to our shares of common stock, par value $0.01 per share (the “common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell up to 5,000,000 shares of our common stock from time to time through the sales agents pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “CAR.”

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq or any other existing trading market for our common stock. None of the sales agents are required to sell any specific number or dollar amount of shares of our common stock, but will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and us.

Each of the sales agents will be entitled to compensation of up to 2.00% of the gross sales price for any shares of common stock sold through it as a sales agent under the equity distribution agreement, as further described in the “Plan of Distribution” section. In connection with the sale of shares of common stock on our behalf, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of each sales agent may be deemed to be underwriting commissions or discounts.

Investing in our common stock involves risks. See “Risk Factors” in this prospectus supplement on page S-4 and in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein, as well as in any future filings we make from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

Neither the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Barclays	BofA Securities	BNP PARIBAS	Credit Agricole CIB

J.P. Morgan	Morgan Stanley	RBC Capital Markets	Scotiabank	Societe Generale	Truist Securities	Wells Fargo Securities

The date of this prospectus supplement is March 27, 2026.

PROSPECTUS SUPPLEMENT

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we originally filed with the SEC on March 27, 2026, using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the caption “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely upon the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. Neither we nor the sales agents have authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

We are not, and the sales agents are not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the sales agents, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (but not portions of such filings which are furnished) made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until the offering is complete:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026 (the “2025 Form 10-K”);

•	our Current Reports on Form 8-K, filed with the SEC on January 5, 2026 and March 13, 2026;

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those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2025, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024; and

•	the description of our common stock included in Exhibit 4.8 to our Form 10-K for the year ended December 31, 2021 dated February 17, 2022.

We encourage you to read our periodic and current reports. These reports provide additional important information about our Company. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Avis Budget Group, Inc.

379 Interpace Parkway

Parsippany, New Jersey 07054

(973) 496-4700

Attention: Corporate Secretary

We have not authorized anyone else to provide you with any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

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FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference may be considered “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein and the documents incorporated by reference are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by any such forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements may be identified by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “anticipates,” “will,” “should,” “could,” “may,” “would,” “intends,” “projects,” “estimates,” “plans,” “forecasts,” “guidance,” and similar words, expressions or phrases. The following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. These factors include, but are not limited to:

•	the high level of competition in the mobility industry, including from new companies or technology, and the impact such competition may have on pricing and rental volume;

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a change in our fleet costs, including as a result of a change in the cost of new vehicles, resulting from inflation, trade disputes, tariffs or otherwise, manufacturer recalls, disruption in the supply of new vehicles, including due to labor actions, trade disputes, tariffs or otherwise, shortages in semiconductors and/or other parts used in new vehicle production, and/or a change in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

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the results of operations or financial condition of the manufacturers of our vehicles, which could impact their ability to perform their payment obligations under our agreements with them, including repurchase and/or guaranteed depreciation arrangements, and/or their willingness or ability to make vehicles available to us or the mobility industry as a whole on commercially reasonable terms or at all;

•	levels of and volatility in travel demand, including future volatility in airline passenger traffic;

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a deterioration or fluctuation in economic conditions, resulting in a recession, decreased levels of discretionary consumer spending for travel, or otherwise, particularly during our peak season or in key market segments;

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an occurrence or threat of terrorism, pandemics, severe weather events or natural disasters, military conflicts, including the ongoing military conflicts in the Middle East and Eastern Europe, or civil unrest in the locations in which we operate, trade disputes and tariffs, and the potential effects of sanctions on the world economy and markets and/or international trade;

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any substantial changes in the cost or supply of fuel, vehicle parts, energy, labor or other resources on which we depend to operate our business, including as a result of pandemics, inflation, tariffs, government shutdowns, the ongoing military conflicts in the Middle East and Eastern Europe, and any embargoes on oil sales imposed on or by the Russian government;

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our ability to successfully implement or achieve our business plans and strategies, achieve and maintain cost savings and adapt our business to changes in mobility, and successfully implement digital transformation initiatives;

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political, economic, or commercial instability and/or political, regulatory, or legal changes in the countries in which we operate, and our ability to conform to multiple and conflicting laws or regulations in those countries;

•	the performance of the used vehicle market from time to time, including our ability to dispose of vehicles in the used vehicle market on attractive terms;

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•	our dependence on third-party distribution channels, third-party suppliers of other services and co-marketing arrangements with third parties;

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risks related to completed or future acquisitions or investments that we may pursue, including the incurrence of incremental indebtedness to help fund such transactions and our ability to promptly and effectively integrate any acquired businesses or capitalize on joint ventures, partnerships and other investments;

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our ability to utilize derivative instruments, and the impact of derivative instruments we utilize, which can be affected by fluctuations in interest rates, fuel prices and exchange rates, changes in government regulations and other factors;

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our exposure to uninsured or unpaid claims in excess of historical levels or changes in the number of incidents or cost per incident, and our ability to obtain insurance at desired levels and the cost of that insurance;

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risks associated with litigation or governmental or regulatory inquiries, or any failure or inability to comply with laws, regulations or contractual obligations or any changes in laws, regulations or contractual obligations, including with respect to personally identifiable information and consumer privacy, labor and employment, and tax;

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risks related to protecting the integrity of, and preventing unauthorized access to, our information technology systems or those of our third-party vendors, licensees, dealers, independent operators and independent contractors, and protecting the confidential information of our employees and customers against security breaches, including physical or cybersecurity breaches, attacks, or other disruptions, compliance with privacy and data protection regulation, and the effects of any potential increase in cyberattacks on the world economy and markets and/or international trade;

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any impact on us from the actions of our third-party vendors, licensees, dealers, independent operators and independent contractors and/or disputes that may arise out of our agreements with such parties;

•	any major disruptions in our communication networks or information systems;

•	risks related to tax obligations and the effect of future changes in tax laws, including the expiration of tax credits, and accounting standards;

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risks related to our indebtedness, including our substantial outstanding debt obligations, recent and future interest rate increases, which increase our financing costs, downgrades by rating agencies and our ability to incur substantially more debt;

•	our ability to obtain financing for our global operations, including the funding of our vehicle fleet through the issuance of asset-backed securities and use of the global lending markets;

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our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, or to obtain a waiver or amendment of such covenants should we be unable to meet such covenants;

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significant changes in the timing of our fleet rotation, carrying value of goodwill, or long-lived assets, including when there are events or changes in circumstances that indicate the carrying value may exceed the current fair value, which have in the past resulted in and in the future could result in a significant impairment charge; and

•	other business, economic, competitive, governmental, regulatory, political or technological factors affecting our operations, pricing or services.

We operate in a continuously changing business environment and new risk factors emerge from time to time. New risk factors, factors beyond our control, or changes in the impact of identified risk factors may cause actual results to differ materially from those set forth in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume

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responsibility if future results are materially different from those forecasted or anticipated. Other factors and assumptions not identified above, including those discussed in “Risk Factors” in this prospectus supplement and in other portions of this prospectus supplement and in similarly-titled sections set forth in Item 1A and in other portions of our 2025 Form 10-K filed with the SEC on February 19, 2026 and in our future filings with the SEC, may contain forward-looking statements and involve uncertainties that could cause actual results to differ materially from those projected in any forward-looking statements.

Although we believe that our assumptions are reasonable, any or all of our forward-looking statements may prove to be inaccurate and we can make no guarantees about our future performance. Should unknown risks or uncertainties materialize or underlying assumptions prove inaccurate, actual results could differ materially from past results and/or those anticipated, estimated or projected. We undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement. It may not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the section titled “Risk Factors” in this prospectus supplement and in our 2025 Form 10-K, and our consolidated financial statements and related notes incorporated by reference to our 2025 Form 10-K.

Unless the context requires otherwise, “we,” “our,” “us,” “Avis” and the “Company” refer to Avis Budget Group, Inc. and its consolidated subsidiaries.

Our Company

We are a leading global provider of mobility solutions through our three most recognized brands, Avis, Budget and Zipcar, as well as several other brands, well recognized in their respective markets. Our brands offer a range of options, from car and truck rental to car sharing. We license the use of the Avis, Budget, Zipcar and other brands’ trademarks to licensees in areas in which we do not operate directly. We and our licensees operate our brands in approximately 180 countries throughout the world. We generally maintain a leading share of airport car rental revenues in North America, Europe and Australasia, and we operate a leading car sharing network and one of the leading commercial truck rental businesses in the United States. We believe the range of options from our diversified brands enjoy complementary demand patterns with mid-week commercial demand balanced by weekend leisure demand.

On average, our global rental fleet totaled approximately 684,000 vehicles in 2025. We completed approximately 38 million vehicle rental transactions worldwide and generated total revenues of approximately $11.7 billion during 2025. Our brands and mobility solutions have an extended global reach with approximately 10,000 rental locations throughout the world, including approximately 3,800 locations operated by our licensees.

We categorize our operations into two reportable business segments:

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Americas, consisting primarily of (i) vehicle rental operations in North America, South America, Central America and the Caribbean, (ii) car sharing operations in certain of these markets, and (iii) licensees in the areas in which we do not operate directly; and

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International, consisting primarily of (i) vehicle rental operations in Europe, the Middle East, Africa, Asia and Australasia, (ii) car sharing operations in certain of these markets, and (iii) licensees in the areas in which we do not operate directly.

Business and Trends

Our strategy remains centered on driving sustainable growth by strengthening operational efficiency, expanding the use of analytics, elevating the customer experience, and accelerating innovation through disciplined investment in technology. To enhance the customer experience, we intend to reaffirm our goals of reliability and value while continuing to streamline the end-to-end rental journey. This includes scaling our digital capabilities and broadening access to Avis First, our premium service that launched in select markets in 2025. On the innovation front, in 2025 we announced a multi-year partnership with Waymo to support autonomous ride-hailing operations in Dallas. We believe this strategy will reinforce our competitive position, support long-term profitability, and deliver value to our stakeholders.

We continue to be susceptible to a number of industry-specific and global macroeconomic factors that may cause our actual results of operations to differ from our historical results of operations or current expectations. The factors and trends that we currently believe are or will be most impactful to our results of operations and financial condition include the following: interest rates, inflationary impact on items such as commodity prices and wages, cost of new vehicles, used car values, increases in the number of personal injury claims and cost per incident, government shutdowns, manufacturer recalls, and an economic downturn that may impact travel demand, all of which may be exacerbated by ongoing military conflicts, including in the Middle East and Eastern Europe. Additionally, uncertainty remains with respect to tariffs and tax regulations, and this uncertainty has had and may continue to have impacts on our operations. We continue to monitor the potential favorable or unfavorable impacts of these and other factors on our business, operations, financial condition, and future results of operations.

Corporate Information

Our principal executive offices are located at 379 Interpace Parkway, Parsippany, New Jersey 07054. Our telephone number is (973) 496-4700. Our website can be found at www.avisbudgetgroup.com. The information contained on our website or that can be accessed through our website is not part of this prospectus supplement and you should not rely on that information when making a decision whether to invest in our common stock.

THE OFFERING

Issuer	Avis Budget Group, Inc., a Delaware corporation.

Common stock offered by us	5,000,000 shares of our common stock.

Manner of offering	“At-the-market” offering that may be made from time to time through Barclays Capital Inc., BofA Securities, Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents, subject to direction from us as to amount and timing. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from the offering for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchases of common stock, dividends, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use. See “Use of Proceeds.”

Dividends	We neither declared nor paid any cash dividend on our common stock in 2025 or 2024. In December 2023, we declared and paid a $10.00 per share special cash dividend to all holders of record of our common stock as of the close of business on December 15, 2023. We evaluate our dividend policy on a regular basis and may pay dividends this year or in the future, subject to compliance with the covenants in our senior credit facility, the indentures governing our senior notes and our vehicle financing programs. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors (the “Board of Directors”) and will also depend upon many factors, including our financial condition, earnings, capital requirements of our businesses, covenants associated with certain debt obligations, legal requirements, regulatory constraints, industry practice and other factors that the Board of Directors deems relevant.

Nasdaq symbol	“CAR”

Risk factors	For a discussion of risks relating to us, our business and an investment in our common stock, see “Risk Factors” in this prospectus supplement and our 2025 Form 10-K and the other information set forth in or incorporated by reference into this prospectus supplement before investing in our common stock.

Transfer agent	Computershare Trust Company, N.A.

RISK FACTORS

Investing in our common stock involves a number of risks. Before you purchase our common stock, you should carefully consider the risks described below and the other information contained in or incorporated by reference into this prospectus supplement, including our consolidated financial statements and accompanying notes. You should carefully consider the risks and uncertainties described in the section entitled “Risk Factors” in our 2025 Form 10-K, as supplemented and modified by the information below. If any of those or the following risks actually occurs, our business, financial condition, results of operation or cash flows could be materially adversely affected. In any such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to the Offering and Our Common Stock

The price of our common stock has been and may continue to be volatile and you may lose all or part of your investment.

The market price of our common stock could fluctuate significantly, as it has in the past, and you may not be able to resell your shares at or above the purchase price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Those fluctuations could be based on various factors in addition to those otherwise described in this prospectus supplement or the documents incorporated herein, including the following:

•	weakness in general economic conditions and credit markets;

•	changes in consumers’, investors’ and analysts’ perceptions of our industry, business or related industries;

•	our quarterly or annual earnings, or those of other companies in our industry;

•	financial estimates that we provide to the public, any changes in such estimates, or our failure to meet such estimates;

•	actual or anticipated fluctuations in our operating results;

•	changes in accounting standards, policies, guidance, interpretations or principles;

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announcements by us or our competitors of acquisitions, dispositions, strategies, management or stockholder changes, marketing affiliations, projections, fleet costs, pricing actions or other competitive actions;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	the operating and stock price performance of other comparable companies;

•	overall stock market fluctuations;

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technical factors in the public trading market for our stock may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites), the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and other technical trading factors;

•	success or failure of competitive service offerings or technologies;

•	tax or regulatory developments in the United States and other countries in which we operate;

•	litigation involving us; and

•	the timing and amount of any share repurchases by us.

In addition, in recent years the stock market has experienced significant price and volume fluctuations. These fluctuations may be unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our business, financial condition and results of operations, and those fluctuations could materially reduce our common stock price.

Sales of substantial amounts of shares of our common stock by us in this offering and other offerings or by our existing stockholders in the public market, or the perception that these sales might occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of equity securities.

A significant portion of our outstanding shares of common stock is held by a small number of stockholders. These stockholders are not subject to any contractual lock-up or other restriction on the transfer or sale of our shares of common stock, and we cannot predict if or when such stockholders may sell shares of common stock in the open market. Sales of substantial amounts of our common stock by these stockholders, or sales by us under this offering or other offerings, or the perception in the market that any such holders or we intend to sell a large number of shares, could reduce the trading price of our common stock and make it more difficult for you to sell your shares at a time and price that you find attractive. We are unable to predict the effect that any such sales may have on the prevailing market price of our common stock.

Our common stock price may decline due to the large number of shares eligible for future sale and for exchange into common stock.

We have filed with the SEC a shelf registration statement on Form S-3, registering shares of our common stock to be issued and sold by us or certain of our selling stockholders from time to time in the future. The market price of our common stock could decline as a result of future sales of a large number of shares of our common stock pursuant to the shelf registration statement or otherwise, or the perception that such sales or exchanges could occur, among other factors. These sales or exchanges, or the possibility that these sales or exchanges may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

Our certificate of incorporation authorizes us to issue additional shares of common stock. In accordance with the Delaware General Corporation Law and the provisions of our certificate of incorporation, we may also issue preferred stock that has voting, designations, powers, preferences, and relative, participating, optional or other rights that are different from, and may be senior to, those applicable to shares of common stock.

Your percentage ownership may be diluted by the future issuance of additional common stock in connection with our incentive plans, acquisitions or otherwise.

Our charter allows us to issue up to 250 million shares of common stock. Any shares of common stock that we issue, including under our Amended and Restated Equity and Incentive Plan or other equity incentive plans that we may adopt in the future or in connection with an acquisition or otherwise, would dilute the percentage ownership held by the investors who purchase shares of common stock in this offering.

Our management will have broad discretion in the use of the net proceeds from the sale of the common stock offered hereby and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from the sale of the common stock offered hereby, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Our failure to apply the net proceeds from the sale of the common stock offered hereby effectively could compromise our business strategy, and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from the sale of the common stock offered hereby. See “Use of Proceeds.”

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of common stock as a result of share sales made at prices lower than the prices they paid.

We cannot predict the actual number of shares of our common stock that we will sell under the equity distribution agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the equity distribution agreement. The number of shares of our common stock that are sold through the sales agents will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agents in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Certain provisions of our certificate of incorporation and by-laws and Delaware law could prevent or delay a potential acquisition of control of our Company, which could decrease the trading price of our common stock.

Our amended and restated certificate of incorporation, amended and restated by-laws and the laws in the State of Delaware contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the prospective acquirer and to encourage prospective acquirers to negotiate with our Board of Directors rather than to attempt a hostile takeover. Delaware law also imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

We believe these provisions protect our stockholders from coercive or otherwise unfair takeover tactics by effectively requiring those who seek to obtain control of the Company to negotiate with our Board of Directors and by providing our Board of Directors with more time to assess any such potential acquisition of control. However, these provisions could apply even if such potential acquisition of control of the Company may be considered beneficial by some stockholders and could delay or prevent an acquisition of control that our Board of Directors determines is not in the best interests of our Company and our stockholders.

USE OF PROCEEDS

We intend to use the net proceeds from the offering for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchases of common stock, dividends, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

Overview

The following is a summary of material U.S. federal income consequences to non-U.S. holders, as defined below, of the ownership and disposition of shares of our common stock as of the date of this prospectus supplement. This summary deals only with shares of common stock purchased in this offering that are held as capital assets within the meaning of Section 1221 of the Code, as defined below (generally, property held for investment), by a non-U.S. holder.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is not any of the following:

•	an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership considering an investment in shares of our common stock, you should consult your own tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to you in light of your particular circumstances.

This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, rulings and other administrative pronouncements and judicial decisions, all as in effect as of the date hereof. Those authorities are subject to different interpretations and may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We have not sought and do not expect to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of shares of our common stock that differ from those discussed below. We cannot assure you that a change in law will not alter significantly the tax consequences described in this summary.

This summary is general in nature and does not address all aspects of U.S. federal income taxation relevant to investors in our common stock and does not address the so-called Medicare tax imposed on certain investment income, any state, local, non-U.S., estate, gift or other non-income tax consequences or any income tax treaty. In addition, this summary does not deal with all tax consequences that may be relevant to non-U.S. holders in light of their personal circumstances or particular situations, such as:

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tax consequences to investors who may be subject to special tax treatment, including brokers, dealers in securities or currencies, banks or other financial institutions, retirement plans, individual retirement accounts and other tax-deferred accounts, tax-exempt entities, grantor trusts, insurance companies, investors that elect to use a mark-to-market method of tax accounting for their securities, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, expatriated entities subject to Section 7874 of the Code, and individuals who are U.S. expatriates;

•

tax consequences to persons holding shares of our common stock as a part of a hedge, integrated or conversion transaction, synthetic security, straddle or combined transaction or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code;

•	tax consequences to partnerships or other pass-through entities or investors in such entities;

•	tax consequences to persons subject to the base erosion and anti-abuse tax or any alternative minimum tax; or

•	tax consequences to accrual-method taxpayers subject to special tax accounting rules (including under Section 451(b) of the Code).

This summary is for general information only and is not intended to constitute a complete description of all U.S. federal income tax consequences for non-U.S. holders relating to the ownership and disposition of our common stock. If you are considering the purchase of shares of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership and disposition of shares of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Dividends

We do not currently expect to pay cash distributions on our common stock in the foreseeable future. In general, in the event that we pay cash distributions on shares of our common stock, such cash distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent any such distributions exceed both our current and our accumulated earnings and profits, they will first be treated as a return of capital reducing your tax basis in our common stock (determined on a share by share basis), but not below zero, and then will be treated as gain from the sale of stock.

Subject to the discussion below of backup withholding and FATCA, dividends paid to a non-U.S. holder generally will be subject to a U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States by a non-U.S. holder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or a fixed base of the non-U.S. holder) generally will not be subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (including the provision of a properly completed IRS Form W-8ECI or other applicable form). Instead, unless an applicable income tax treaty provides otherwise, such dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. A corporate non-U.S. holder may be subject to an additional “branch profits” tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its earnings and profits (subject to adjustments) that are effectively connected with its conduct of a U.S. trade or business.

A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable income tax treaty rate for dividends will be required (a) to complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible under the applicable income tax treaty for a reduction in the rate of, or exemption from, withholding on dividends, or (b) if shares of our common stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements described in the applicable U.S. Treasury regulations. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically if there is a change in circumstances that makes any information on such form incorrect.

It is possible that a distribution made to a non-U.S. holder may be subject to over-withholding because, for example, at the time of the distribution we or the relevant withholding agent may not be able to determine how much of the distribution constitutes dividends or the proper documentation establishing the benefits of any applicable treaty has not been properly supplied. If there are any excess amounts withheld on distributions made to a non-U.S. holder, such non-U.S. holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding the applicable withholding tax rules and the possibility of obtaining a refund of any excess amounts withheld.

Gain on Disposition of Shares of Common Stock

Subject to the discussions below of backup withholding and FATCA, any gain realized by a non-U.S. holder on the sale or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a fixed base of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held the shares of our common stock, and certain other conditions are met.

In the case of a non-U.S. holder described in the first bullet point above, any gain derived from the sale or other taxable disposition of our common stock will be subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code (unless an applicable income tax treaty provides otherwise), and a non-U.S. holder that is a corporation may be subject to an additional “branch profits” tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gains (subject to adjustments). Except as otherwise provided by an applicable income tax treaty, an individual non-U.S. holder described in the second bullet point above will be subject to a 30% tax on any gain derived from the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses.

In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not and do not currently anticipate becoming a USRPHC for U.S. federal income tax purposes. Non-U.S. holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a USRPHC.

Information Reporting and Backup Withholding

The amount of distributions paid to each non-U.S. holder and any tax withheld with respect to such distributions will be reported annually to the IRS and to each such holder, regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder generally will be subject to backup withholding with respect to dividends paid to such holder unless such holder certifies under penalties of perjury that it is not a United States person as defined under the Code, generally on an IRS Form W-8BEN or W-8BEN-E or other appropriate IRS Form W-8, or such holder otherwise establishes an exemption (and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code that is not an exempt recipient).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition by a non-U.S. holder of shares of our common stock within the United States or conducted through certain U.S.-related financial intermediaries unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person as defined under the Code, generally on an IRS Form W-8BEN or W-8BEN-E or other appropriate IRS Form W-8, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code that is not an exempt recipient).

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder of common stock under the backup withholding rules may be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code, and the regulations and administrative guidance thereunder (commonly known as “FATCA”), generally will impose a withholding tax of 30% on dividend income from our common stock paid to (i) a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person as defined under the Code who directly or indirectly owns more than 10% of the entity. These rules do not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules, including pursuant to or in compliance with an intergovernmental agreement entered into between the United States and the beneficial owner’s home jurisdiction. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from asset dispositions. Under certain circumstances, a non-U.S. holder of our common stock might be eligible for refunds or credits of such taxes, and a non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Non-U.S. holders should consult their tax advisors regarding the implications of this legislation on their investment in our common stock.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. NON-U.S. HOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL ESTATE, GIFT OR OTHER NON-INCOME TAX RULES OR MEDICARE CONTRIBUTION TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and, in certain instances, holding of our common stock by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans described in Section 4975 of the Code which are subject to Section 4975 of the Code (including an individual retirement account (“IRA”) and a Keogh plan) or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” (within the meaning of regulations issued by the U.S. Department of Labor, set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA of any such plan, account or arrangement (each of the foregoing described in clause (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any Similar Laws. A fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed above under “Risk Factors,” in determining whether an investment in our common stock satisfies these requirements.

Each Plan should consider the fact that none of the Company or its affiliates, or the sales agents or any of their affiliates (collectively, the “Transaction Parties”), will act as a fiduciary to any Plan with respect to the decision to acquire our common stock and is not undertaking to provide any advice or recommendation, including, without limitation, in a fiduciary capacity, with respect to such decision. The decision to acquire our common stock must be made by each prospective Plan purchaser on an arm’s length basis.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving assets of a Covered Plan with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of our common stock by a Covered Plan with respect to which any Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code, unless a prohibited transaction exemption is available. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of our common stock by a Covered Plan depending on the type and circumstances of the fiduciary making the decision to acquire our common stock and the relationship of the party in interest or disqualified person to the Covered Plan. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of our common stock. These class exemptions (as may be amended from time to time) include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that (i) neither the party in interest or disqualified person nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and (ii) the Covered Plan pays no more than and receives no less than “adequate consideration” in connection with the transaction. Accordingly, the fiduciary of any Covered Plan that is considering acquiring or holding our common stock in reliance on any of these (or any other) exemptions should carefully review the exemption and consult with its counsel to confirm that it is applicable. There can be no, and we do not provide any, assurance that any of these exemptions or any other exemption will be available with respect to the acquisition or holding of our common stock, or that all of the conditions of any such exemptions will be satisfied. Even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Plans and entities that are (or whose assets constitute the assets of) governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in section 3(33) of ERISA) that have not made an election under section 410(d) of the Code and non-United States plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code may nevertheless be subject to Similar Laws that include similar requirements. Fiduciaries of any such Plans should consult with their counsel before acquiring any common stock.

Because of the foregoing, our common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of our common stock (or any interest therein) each purchaser and subsequent transferee will be deemed to have represented and warranted that either (1) no portion of the assets used by such purchaser or transferee to acquire or hold our common stock (or any interest therein) constitutes assets of any Plan or (2) the acquisition and holding of our common stock (or any interest therein) by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock (and holding our common stock) on behalf of, or with the assets of, any Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment.

PLAN OF DISTRIBUTION

We have entered into the equity distribution agreement with Barclays Capital Inc., BofA Securities, Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC as our sales agents, under which we may offer and sell up to 5,000,000 shares of our common stock from time to time. The sales, if any, of shares of our common stock made under the equity distribution agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by sales made directly on or through Nasdaq or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed with the applicable sales agent. The sales agents may also sell shares of our common stock by any other method permitted by law.

We will designate the maximum amount of shares of our common stock to be sold through the sales agents on a daily basis or otherwise as we and the sales agents agree and the minimum price per share at which such shares may be sold. We will submit orders to only one sales agent relating to the sales of shares of our common stock on any given day. Subject to the terms and conditions of the equity distribution agreement, the sales agents will use their commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agents not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agents may suspend the offering of shares at any time and from time to time by notifying the other party. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.

We will pay each sales agent a commission of up to 2.00% of the gross sales price per share sold through it as our agent under the equity distribution agreement. We have agreed to pay or reimburse certain of the expenses of the sales agents.

The applicable sales agent will provide to us written confirmation following the close of trading on Nasdaq each day in which shares are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the net proceeds to us (after deducting any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales) and the compensation payable by us to the sales agents. We will report in our filings under the Exchange Act at least quarterly the number of shares sold by or through the sales agents under the equity distribution agreement, the net proceeds to us and the aggregate compensation of the sales agents in connection with the sales of the shares.

Settlement for sales of shares will occur in return for payment of the net proceeds to us in accordance with the standard settlement cycle provided in Rule 15c6-1(a) under the Exchange Act, unless the parties agree otherwise. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to a sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to a sales agent as principal, we will enter into a separate terms agreement with such sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

If we have reason to believe that shares of our common stock are no longer “actively-traded securities” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, we will promptly notify the other party and sales of shares pursuant to the equity distribution agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of shares pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all shares subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us or by the sales agents.

In connection with the sale of shares of our common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act.

We estimate that the total expenses of this offering payable by us, excluding commissions payable to the sales agents under the equity distribution agreement, will be approximately $500,000.

The sales agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The sales agents and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses. Certain of the sales agents and/or affiliates of certain of the sales agents are parties to and/or lenders under our senior credit facilities. Certain of the sales agents and/or affiliates of certain of the sales agents are noteholders in certain of our securitization facilities and/or lenders in a fleet funding facility. In addition, certain of the sales agents also acted as underwriters or initial purchasers in one or more of our prior issuances of senior notes.

In addition, in the ordinary course of their business activities, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the sales agents or their affiliates that have a lending relationship with us routinely hedge, certain other of those sales agents or their affiliates are likely to hedge, and certain other of those sales agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these sales agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such credit default swaps or short positions could adversely affect future trading prices of the common stock offered hereby.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our common stock in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly, any person making or intending to make an offer in any Relevant State of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or any of the sales agents to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. None of the Company or the sales agents have authorized, nor do they authorize, the making of any offer of shares of our common stock in the EEA in circumstances in which an obligation arises for the Company or the sales agents to publish a prospectus for such offer.

In relation to each Relevant State, no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of our common stock may be offered to the public in that Relevant State at any time:

(a) to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of our common stock shall require the Company or any sales agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression “an offer to the public” in relation to the shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock.

Prohibition of Sales to UK Retail Investors

No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom, except that the shares of our common stock may be offered to the public in the United Kingdom at any time:

(a) where (i) the offer is conditional on the admission of the shares of our common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR); or (ii) the shares of our common stock being offered are at the time of the offer already admitted to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b) to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(c) to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR, subject to obtaining the prior consent of the representative for any such offer; or

(d) in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression “an offer to the public” in relation to the shares of our common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of our common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for any shares of our common stock and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

In the United Kingdom, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares of our common stock offered hereby are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 of the POATR) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial

Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, the shares of our common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of our common stock will be engaged in only with, Relevant Persons. This prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the shares of our common stock offered hereby and their contents should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the shares of our common stock offered hereby or any of their contents. The shares of our common stock are not being offered to the public in the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in our common stock. Our common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit our common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to our common stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to our common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Market Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Market Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. Our common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of our common stock offered should conduct their own due diligence on our common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Canada

Our common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the sales agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York, will pass upon the validity of the common stock offered hereby on our behalf. Certain legal matters will also be passed upon for the sales agents by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Avis Budget Group, Inc. and subsidiaries (the “Company”) as of December 31, 2025, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act on March 27, 2026 to register with the SEC the securities being offered in this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us and the securities being offered, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Our website address is located at www.avisbudgetgroup.com. Through links on the “Investor Relations” portion of our website, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement.

PROSPECTUS

Avis Budget Group, Inc.

Common Stock

We will provide specific terms of the common stock, par value $0.01 per share (our “common stock”), to be offered by us or our stockholders in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “CAR.”

The address of our principal executive office is 379 Interpace Parkway, Parsippany, New Jersey 07054. Our telephone number is (973) 496-4700.

Investing in our common stock involves certain risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 6 of this prospectus and in our most recent annual report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2026.

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our common stock, you should carefully read this document and any accompanying prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference into this prospectus for information on us and our financial statements. Certain capitalized terms used in this summary are defined elsewhere in this prospectus. Unless the context otherwise requires, references herein to “we,” “our,” “us,” “Avis” or the “Company” refer to Avis Budget Group, Inc. and its consolidated subsidiaries.

About this Prospectus

This prospectus is part of a registration statement we have filed with the SEC using a “shelf” registration process. Using this process, we or our stockholders may offer shares of our common stock in one or more offerings. Any stockholders selling pursuant to this prospectus will be named in an accompanying prospectus supplement. This prospectus provides you with a general description of the common stock we or our stockholders may offer. Each time we use this prospectus to offer common stock, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus and any accompanying prospectus supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

Our Company

We operate three of the most globally recognized brands in mobility solutions, Avis, Budget and Zipcar, together with several other brands well recognized in their respective markets. We are a leading vehicle rental operator in North America, Europe, Australasia and certain other regions we serve, with an average rental fleet of approximately 684,000 vehicles in 2025. We also license the use of our trademarks to licensees in the areas in which we do not operate directly. We and our licensees operate our brands in approximately 180 countries throughout the world.

Our Segments

We categorize our operations into two reportable business segments: Americas, consisting primarily of (i) vehicle rental operations in North America, South America, Central America and the Caribbean, (ii) car sharing operations in certain of these markets, and (iii) licensees in the areas in which we do not operate directly; and International, consisting primarily of (i) vehicle rental operations in Europe, the Middle East, Africa, Asia and Australasia, (ii) car sharing operations in certain of these markets, and (iii) licensees in the areas in which we do not operate directly.

Common Stock

We may issue and sell, and our stockholders may sell, our common stock. Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors (the “Board of Directors”) from time to time out of our assets or funds legally available for dividends. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends. Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders. The holders of common stock have no preemptive rights or cumulative voting rights.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at ir.avisbudgetgroup.com.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (but not portions of such documents which are furnished rather than filed under applicable SEC rules) made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the offering is complete:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026 (the “2025 Form 10-K”);

•	our Current Reports on Form 8-K, filed with the SEC on January 5, 2026 and March 13, 2026;

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those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2025, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024; and

•	the description of our common stock included in Exhibit 4.8 to our Form 10-K for the year ended December 31, 2021 dated February 17, 2022 (the “2021 Form 10-K”).

We encourage you to read our periodic and current reports. These reports provide additional important information about our Company. You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Avis Budget Group, Inc.

379 Interpace Parkway

Parsippany, New Jersey 07054

(973) 496-4700

Attention: Corporate Secretary

We have not authorized anyone else to provide you with any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

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FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference may be considered “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein and the documents incorporated by reference are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by any such forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements may be identified by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “anticipates,” “will,” “should,” “could,” “may,” “would,” “intends,” “projects,” “estimates,” “plans,” “forecasts,” “guidance,” and similar words, expressions or phrases. The following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. These factors include, but are not limited to:

•	the high level of competition in the mobility industry, including from new companies or technology, and the impact such competition may have on pricing and rental volume;

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a change in our fleet costs, including as a result of a change in the cost of new vehicles, resulting from inflation, trade disputes, tariffs or otherwise, manufacturer recalls, disruption in the supply of new vehicles, including due to labor actions, trade disputes, tariffs or otherwise, shortages in semiconductors and/or other parts used in new vehicle production, and/or a change in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

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the results of operations or financial condition of the manufacturers of our vehicles, which could impact their ability to perform their payment obligations under our agreements with them, including repurchase and/or guaranteed depreciation arrangements, and/or their willingness or ability to make vehicles available to us or the mobility industry as a whole on commercially reasonable terms or at all;

•	levels of and volatility in travel demand, including future volatility in airline passenger traffic;

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a deterioration or fluctuation in economic conditions, resulting in a recession, decreased levels of discretionary consumer spending for travel, or otherwise, particularly during our peak season or in key market segments;

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an occurrence or threat of terrorism, pandemics, severe weather events or natural disasters, military conflicts, including the ongoing military conflicts in the Middle East and Eastern Europe, or civil unrest in the locations in which we operate, trade disputes and tariffs, and the potential effects of sanctions on the world economy and markets and/or international trade;

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any substantial changes in the cost or supply of fuel, vehicle parts, energy, labor or other resources on which we depend to operate our business, including as a result of pandemics, inflation, tariffs, government shutdowns, the ongoing military conflicts in the Middle East and Eastern Europe, and any embargoes on oil sales imposed on or by the Russian government;

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our ability to successfully implement or achieve our business plans and strategies, achieve and maintain cost savings and adapt our business to changes in mobility, and successfully implement digital transformation initiatives;

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political, economic, or commercial instability and/or political, regulatory, or legal changes in the countries in which we operate, and our ability to conform to multiple and conflicting laws or regulations in those countries;

•	the performance of the used vehicle market from time to time, including our ability to dispose of vehicles in the used vehicle market on attractive terms;

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•	our dependence on third-party distribution channels, third-party suppliers of other services and co-marketing arrangements with third parties;

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risks related to completed or future acquisitions or investments that we may pursue, including the incurrence of incremental indebtedness to help fund such transactions and our ability to promptly and effectively integrate any acquired businesses or capitalize on joint ventures, partnerships and other investments;

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our ability to utilize derivative instruments, and the impact of derivative instruments we utilize, which can be affected by fluctuations in interest rates, fuel prices and exchange rates, changes in government regulations and other factors;

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our exposure to uninsured or unpaid claims in excess of historical levels or changes in the number of incidents or cost per incident, and our ability to obtain insurance at desired levels and the cost of that insurance;

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risks associated with litigation or governmental or regulatory inquiries, or any failure or inability to comply with laws, regulations or contractual obligations or any changes in laws, regulations or contractual obligations, including with respect to personally identifiable information and consumer privacy, labor and employment, and tax;

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risks related to protecting the integrity of, and preventing unauthorized access to, our information technology systems or those of our third-party vendors, licensees, dealers, independent operators and independent contractors, and protecting the confidential information of our employees and customers against security breaches, including physical or cybersecurity breaches, attacks, or other disruptions, compliance with privacy and data protection regulation, and the effects of any potential increase in cyberattacks on the world economy and markets and/or international trade;

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any impact on us from the actions of our third-party vendors, licensees, dealers, independent operators and independent contractors and/or disputes that may arise out of our agreements with such parties;

•	any major disruptions in our communication networks or information systems;

•	risks related to tax obligations and the effect of future changes in tax laws, including the expiration of tax credits, and accounting standards;

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risks related to our indebtedness, including our substantial outstanding debt obligations, recent and future interest rate increases, which increase our financing costs, downgrades by rating agencies and our ability to incur substantially more debt;

•	our ability to obtain financing for our global operations, including the funding of our vehicle fleet through the issuance of asset-backed securities and use of the global lending markets;

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our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, or to obtain a waiver or amendment of such covenants should we be unable to meet such covenants;

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significant changes in the timing of our fleet rotation, carrying value of goodwill, or long-lived assets, including when there are events or changes in circumstances that indicate the carrying value may exceed the current fair value, which have in the past resulted in and in the future could result in a significant impairment charge; and

•	other business, economic, competitive, governmental, regulatory, political or technological factors affecting our operations, pricing or services.

We operate in a continuously changing business environment and new risk factors emerge from time to time. New risk factors, factors beyond our control, or changes in the impact of identified risk factors may cause actual results to differ materially from those set forth in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume

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responsibility if future results are materially different from those forecasted or anticipated. Other factors and assumptions not identified above, including those discussed in “Risk Factors” in this prospectus and in other portions of this prospectus and in similarly-titled sections set forth in Item 1A and in other portions of our 2025 Form 10-K filed with the SEC on February 19, 2026 and in our future filings with the SEC, may contain forward-looking statements and involve uncertainties that could cause actual results to differ materially from those projected in any forward-looking statements.

Although we believe that our assumptions are reasonable, any or all of our forward-looking statements may prove to be inaccurate and we can make no guarantees about our future performance. Should unknown risks or uncertainties materialize or underlying assumptions prove inaccurate, actual results could differ materially from past results and/or those anticipated, estimated or projected. We undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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RISK FACTORS

An investment in our common stock involves a number of risks. You should carefully consider all the information set forth in this prospectus and any accompanying prospectus supplement and incorporated by reference herein before deciding to invest in the common stock. In particular, we urge you to consider carefully the factors set forth under Item 1A and in our 2025 Form 10-K, which is incorporated by reference herein (as such risk factors may be updated from time to time in our public filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act). Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus and any accompanying prospectus supplement. While we believe we have identified in the documents incorporated by reference herein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such business, financial condition and results of operations in the future. As a result, the trading price of our common stock may decline, and you might lose part or all of your investment.

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USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of common stock offered by us pursuant to this prospectus and the applicable prospectus supplement will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchases of common stock, dividends, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

We will not receive any proceeds from the sale of shares of our common stock by selling stockholders.

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DESCRIPTION OF CAPITAL STOCK

The material characteristics of our common stock are described in Exhibit 4.8 to our 2021 Form 10-K, which is incorporated by reference into this prospectus, and, to the extent applicable, in the accompanying prospectus supplement.

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PLAN OF DISTRIBUTION

We and our stockholders may from time to time sell shares of our common stock on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We and our stockholders may use any one or more of the following methods when disposing of shares of common stock:

•	on Nasdaq or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through agents;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	broker-dealers may agree with the Company or selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The aggregate proceeds to us or the selling stockholders, as applicable, from the sale of our common stock will be the purchase price of our common stock less discounts or commissions, if any. We will not receive any proceeds from the sale of common stock by our stockholders. We and any selling stockholders reserve the right to accept and, together with our or their agents, as applicable, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents.

Any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common stock may be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and, if applicable, any selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the common stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

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In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling securityholder. We or any selling securityholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions, which may require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling securityholder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

Certain agents, underwriters and dealers, and their associates and affiliates may have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

To facilitate the offering of the common stock offered by us or the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Selling stockholders may use this prospectus in connection with resales of our common stock. Such selling stockholders may be deemed to be underwriters under the Securities Act in connection with the shares of our common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

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LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York will pass upon the validity of the common stock offered hereby on our behalf. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

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EXPERTS

The consolidated financial statements of Avis Budget Group, Inc. and subsidiaries (the “Company”) incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

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Avis Budget Group, Inc.

5,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Barclays	BofA Securities	BNP PARIBAS	Credit Agricole CIB

J.P. Morgan	Morgan Stanley	RBC Capital Markets	Scotiabank	Societe Generale	Truist Securities	Wells Fargo Securities